UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2005

Hartman Commercial Properties REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 2, 2005, Hartman Commercial Properties REIT (“the Company”), operating through its subsidiary, Hartman REIT Operating Partnership, L.P. (“the Operating Partnership”), finalized a new revolving line of credit facility with a consortium of banks led by KeyBank National Association (“KeyBank”). The facility became retroactively effective as of March 11, 2005, the date certain documents for the facility were placed into escrow, pending the completion of the transaction. The credit facility is secured by a pledge of the partnership interests in Hartman REIT Operating Partnership III LP (“HROP III”), a new subsidiary of the Operating Partnership that was formed to hold title to the properties comprising the borrowing base pool for the facility. Presently there are 16 properties owned by HROP III.

The current limit of the line of credit is $50,000,000 and it may be increased to $100,000,000 as the borrowing base pool expands. The purpose of the loan is to refinance the Operating Partnership’s existing credit facility with Regions Bank (formerly Union Planter’s Bank, N.A.), to finance property acquisitions and for general corporate purposes. Simultaneously with the finalization of the facility, the Operating Partnership drew $18,975,094 under the facility. Based upon the required ratios explained below, the remaining availability under the facility as of June 2, 2005 was $23,578,698.

Outstanding amounts under the facility will accrue interest, at the Company’s option, at either the LIBOR Rate or the Alternative Base Rate, plus the applicable margin as determined from the following grid:

Total Leverage Ratio	LIBOR Margin	Alternative Base Rate Margin
Less than 60% but greater than or equal to 50%	2.40%	1.15%
Less than 50% but greater than or equal to 45%	2.15%	1.025%
Less than 45%	1.90%	1.00%

The Alternative Base Rate equals a floating rate equal to the higher of KeyBank’s Base Rate or Federal Funds Rate plus .5%. Interest will be due monthly in arrears, computed on the actual number of days elapsed over a 360-day year. LIBOR Rate loans will be available in one, two, three or six month periods, with a maximum of six contracts at any time. In the event of default, interest will be calculated as above plus 2%.

Interest only is payable monthly under the loan with the total amount of principal due at maturity on March 11, 2008. The loan may be prepaid at any time in part or in whole, provided that the facility is not in default. If LIBOR Rate pricing is elected, there is a prepayment penalty based on a “make-whole” calculation for all costs associated with prepaying a LIBOR borrowing.

The revolving line of credit will be supported by a pool of eligible properties referred to as the borrowing base pool. The borrowing base pool must meet the following criteria:

•	The Company will provide a negative pledge on the borrowing base pool and may not provide a negative pledge of the borrowing base pool to any other lender.

•	The properties must be free of all liens, unless otherwise permitted.

•	All eligible properties must be retail, office/warehouse, or office properties, must be free and clear of material environmental concerns and must be in good repair.

•	The aggregate physical occupancy of the borrowing base pool must remain above 80% at all times.

•	No property may comprise more than 15% of the value of the borrowing base pool with the exception of Corporate Park Northwest, which is allowed into the borrowing base pool.

•	The borrowing base pool must at all times be comprised of at least 10 properties.

•	The borrowing base pool properties may not contain development or redevelopment projects.

Properties can be added to and removed from the borrowing base pool at any time provided no defaults would occur as a result of the removal. If a property does not meet the criteria of an eligible property and the Company wants to include it in the borrowing base pool, a majority vote of the bank consortium is required for inclusion in the borrowing base pool.

Covenants, tested quarterly, relative to the borrowing base pool are as follows:

•	The Company will not permit any liens on the properties in the borrowing base pool unless otherwise permitted.

•
The ratio of aggregate net operating income from the borrowing base pool to debt service shall at all time exceed 1.5 to 1.0. For any quarter, debt service shall be equal to the average loan balance for the past quarter times an interest rate which is the greater of a) the then current annual yield on 10 year United States Treasury notes over 25 years plus 2%, b) a 6.5% constant, or c) the actual interest rate for the facility.

•
The ratio of the value of the borrowing base pool to total funded loan balance must always exceed 1.67 to 1.00. The value of the borrowing base pool is defined as aggregate net operating income for the preceding four quarters, less a $.15 per square foot per annum capital expenditure reserve, divided by a 9.25% capitalization rate.

Covenants, tested quarterly, relative to the Company are as follows:

•	The Company will not permit its total indebtedness to exceed 60% of the fair market value of its real estate assets at the end of any quarter. Total indebtedness is defined as all liabilities of the Company, including this facility and all other secured and unsecured debt of the Company, including letters of credit and guarantees. Fair market value of real estate assets is defined as aggregate net operating income for the preceding four quarters, less a $.15 per square foot per annum capital expenditure reserve, divided by a 9.25% capitalization rate.

•
The ratio of consolidated rolling four-quarter earnings before interest, income tax, deprecation and amortization expenses for such quarter to total interest expense, including capitalized interest, shall not be less than 2.0 to 1.0.

•
The ratio of consolidated earnings before interest, income tax, deprecation and amortization expenses for such quarter to total interest expense, including capitalized interest, principal amortization, capital expenditures and preferred stock dividends shall not be less than 1.5 to 1.0. Capital expenditures shall be deemed to be $.15 per square foot per annum.

•	The ratio of secured debt to fair market value of real estate assets shall not be greater than 40%.

•	The ratio of declared dividends to funds from operations shall not be greater than 95%.

•	The ratio of development assets to fair market value of real estate assets shall not be greater than 20%.

•	The Company must maintain its status as a real estate investment trust for income tax purposes.

•
Total other investments shall not exceed 30% of total asset value. Other investments shall include investments in joint ventures, unimproved land, marketable securities and mortgage notes receivable. Additionally, the preceding investment categories shall not comprise greater than 30%, 15%, 10% and 20%, respectively, of total other investments.

•
Within six months of closing, the Company must hedge all variable rate debt above $40 million until the point at which the ratio of variable rate debt to fixed rate debt is 50% of total debt. Thereafter, the Company must maintain such hedges during any period in which variable rate debt exceeds 50% of total debt.

Item 7.01    Regulation FD Disclosure.

The description of the new credit facility presented in Item 1.01 above is incorporated herein by reference.

The significant documents comprising the facility will be filed with the Company’s next 10-Q.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN COMMERCIAL PROPERTIES REIT

Dated: June 3, 2005	By:	/s/ Terry L. Henderson
Name: Terry L. Henderson
Title: Chief Financial Officer